EXHIBIT 99.1 Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Eli Lilly and Company, an Indiana corporation (the “company”), does hereby certify that, to the best of their knowledge:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (the “Form 10-Q”), of the company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the company.

Date	November 12, 2002	/s/ Sidney Taurel Sidney Taurel Chairman of the Board, President, and Chief Executive Officer

Date	November 12, 2002	/s/ Charles E. Golden Charles E. Golden Executive Vice President and Chief Financial Officer